UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Plymouth Road, Suite 300, Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 729-3959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2016, the Human Resources Committee of our Board of Directors approved a sales commission arrangement under which sales commissions may be paid to our Executive Vice President of Sales, Carey Edwards, based on net sales generated from the sale and shipment of certain goods to certain customers during the period beginning August 1, 2016 and ending March 31, 2017 (the “program period”). The commission rates vary depending on the level of eligible net sales achieved during the program period and fall within a range of 2 to 3% of eligible net sales. Any commissions earned under this arrangement are subject to approval by the Human Resources Committee, and the amount so approved will paid in June 2017.

At our annual meeting of stockholders held on August 2, 2016, our stockholders approved an amendment (the “Amendment”) to our 2013 Equity Compensation Plan (the “2013 Stock Plan”). Based on such approval, the Amendment, which is in the form of an amendment and restatement of the 2013 Stock Plan, became effective on August 2, 2016.
The Amendment (i) permits our non-employee directors to participate in the 2013 Stock Plan; (ii) requires a minimum one year time-based vesting period for grants of stock options and stock appreciation rights under the 2013 Stock Plan; (iii) eliminates, with respect to grants made on and after August 2, 2016, the effective date of the Amendment, a provision that provided for automatic full vesting on a change of control, unless the Human Resources Committee determined otherwise; and (iv) in response to a change made by the Financial Accounting Standards Board relating to share-based payment transactions, provides additional flexibility with respect to the number of shares that may be withheld to satisfy our withholding obligations under the 2013 Stock Plan with respect to grants issued under the 2013 Stock Plan. In addition, the Amendment makes other non-substantive changes to reflect the addition of the non-employee directors to the 2013 Stock Plan and certain other clarifying changes. The foregoing description of the Amendment is qualified in its entirety by the provisions of the 2013 Stock Plan as amended and restated to include the Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on August 2, 2016 (the “Meeting”), the following matters were submitted to a vote of our stockholders: (1) election of a board of six directors; (2) a proposal to approve an amendment to our 2013 Equity Compensation Plan; (3) a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017; and (4) a proposal to approve, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended March 31, 2016.

The election of directors was determined by a plurality of the votes cast at the Meeting. The table below reflects the results of the vote for each of the six nominees, each of whom was elected at the Meeting to serve on our board of directors until our 2017 annual meeting of stockholders and until the election and qualification of his or her successor.

Nominee	For	Withheld	Broker Non-Votes
Scott A. Beaumont	7,346,339	188,377	610,027
Robert E. Chappell	7,366,645	168,071	610,027
Elam M. Hitchner, III	7,341,714	193,002	610,027
Rebecca C. Matthias	7,307,646	227,070	610,027
Christopher J. Munyan	7,367,549	167,167	610,027
William Rulon-Miller	7,365,900	168,816	610,027

As discussed in Item 5.02 above, our stockholders voted to approve an amendment to our 2013 Equity Compensation Plan. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
7,110,574	409,718	14,420	610,031

Our stockholders voted to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2017. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
8,096,204	43,822	4,717	—

Our stockholders voted to approve, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended March 31, 2016. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
7,402,242	89,985	42,387	610,029

Item 9.01 Financial Statements and Exhibits

(d) The following Exhibits are filed herewith:

Exhibit No.	Description
10.1	CSS Industries, Inc. 2013 Equity Compensation Plan, as amended and restated effective August 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

Date:	August 5, 2016	By:	/s/ William G. Kiesling
William G. Kiesling
Vice President–Legal and Licensing and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	CSS Industries, Inc. 2013 Equity Compensation Plan, as amended and restated effective August 2, 2016

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